UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of report (Date of earliest event reported): May 16, 2006
DIRT MOTOR SPORTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18045	84-0953839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3600 W. Main, Suite 150
Norman, Oklahoma 73072
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (887) 5-RACING
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Form of Series D Convertible Preferred Stock Purchase Agreement
Certificate of Designation of the Relative Rights and Preference of the Series D Convertible Preferred Stock
Form of Series D Warrant
Form of Series B Convertible Preferred Exchange Agreement
Form of Series C Convertible Preferred Exchange Agreement
Form of Warrant Exchange Agreement
Form of Warrant Exchange Agreement
Form of Registration Rights Agreement
Form of Mutual Release Agreement
Form of Lock-Up
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     Stock Purchase and Exchange Agreements
     In series of transactions completed on March 19, 2006, effective March 16, 2006, the Company entered into a Series D Convertible Preferred Stock Purchase Agreement pursuant to which the Company issued and sold 4,000 shares of Series D Convertible Preferred Stock (the “Series D Stock”) and warrants to purchase 1,200,000 shares of our common stock, $0.0001 par value per share (the “Series D Warrants”), for an aggregate purchase price of $12,000,000.
     The Series D Stock is convertible into an aggregate of 4,000,000 shares of common stock, representing a conversion price of $3.00 per share. The Series D Stock will automatically convert into shares of common stock on the date at least one hundred eighty (180) days following the effective date of a registration statement covering the shares of common stock into which the Series D Stock is convertible (“Registration Statement”), if (a) the closing bid price of our common stock is equal to or greater than $7.50 per share for ten consecutive trading days, (b) the dollar trading volume for each of the ten trading days exceeds $1,000,000, and (c) the Registration Statement is and has been effective without lapse or suspension of any kind, for a period of sixty consecutive calendar days or the shares of common stock into which the Series D Stock is convertible may be sold to the public pursuant to Rule 144(k) under the Securities Act of 1933, as amended.
     The Series D Warrants have a term of five years and are exercisable at an exercise price of $4.50 per share. The Company may call the Series D Warrants at any time following the effective date of the Registration Statement covering the shares of common stock issuable upon exercise of the Series D Warrants, at a price of $0.001 per warrant, if (a) the per share market value our common stock is equal to or greater than $10.00 per share for ten consecutive trading days, (b) the dollar trading volume for each of the ten trading days exceeds $500,000, and (c) the Registration Statement is and has effective been, without lapse or suspension of any kind, for a period of sixty consecutive calendar days.
     We have agreed to file the Registration Statement covering the resale of the shares of common stock to be issued upon conversion of the Series D Stock and the Series D Warrants. In the event the Registration Statement has not been (a) filed on or before the fifteenth (15th) day following the filing of the Company’s Form 10-QSB for the fiscal quarter ended March 31, 2006, but in no event later than May 30, 2006, or (b) declared effective on the date that is the earlier of (i) the ninetieth (90th) day following the filing date or the date which is within three (3) business days of the date on which the Commission informs the Company (A) that the Commission will not review the Registration Statement, or (B) that the Company may request the acceleration of the effectiveness of the Registration Statement and the Company makes such request, then, in either event, the Company will be obligated to pay liquidated damages to the holders of the Series D Stock in the amount equal to two percent (2%) for the first calendar month (prorated for shorter periods) and one and one-half percent (1%) per calendar month there after (prorated for shorter periods) of the holder’s initial investment in the preferred shares, until such time as the Registration Statement is filed or declared effective, as the case may be; provided, however, that in no event shall liquidated damages payable to any holder resulting from any event that is within the control of the Company exceed ten percent (10%) of the holder’s initial investment.
     The Company also entered into exchange agreements pursuant to which each of its issued and outstanding shares of Series B Convertible Preferred Stock, par value $.01 per share (“Series B Stock”), and Series C Convertible Preferred Stock, par value $.01 per share (“Series C Stock”), were exchanged for an aggregate of 9.843.3 shares of the Company’s Series D Stock. The shares of Series D Stock issued in this exchange are convertible into 9,843,270 shares of common stock, the same number of shares of our common stock as the original Series B Stock and Series C Stock could have been converted.
     The Company also issued 4,400 shares of Series D and 1,320,178 Series D Warrants in pursuant to the exchange of $12,001,616 of short term promissory notes in connection with the Series D financing. Further, warrants to purchase an aggregate of 5,839,701 shares of common stock, at exercise prices ranging from $3.00 to $5.00 per share, were cancelled and exchanged into an aggregate of 917,087 shares of our common stock and warrants to purchase 542,738 shares of our common stock at $.001 exercise price with a term of five years.
     Common Stock Sales
     Additionally, the investors and certain other parties acquired an aggregate of 3,920,287 shares of our common stock at an aggregate purchase price of approximately $6,130,000. Of the shares acquired, 16,667 shares were obtained from a non-executive employee, 2,844,705 shares were obtained from Mr. Paul A. Kruger, our former Chairman and Chief Executive Officer, and 100,000 shares were obtained from Mr. Kruger’s children. The Company did not sell any new shares of common stock in this transaction. Mr. Kruger and the Company also entered into a warrant and stock option cancellation agreement and a mutual release agreement, pursuant to which Mr. Kruger surrendered warrants and options to purchase an aggregate of 500,000 shares of our common stock and Mr. Kruger resigned as our Chairman and Chief Executive Officer. Mr. Kruger, his children, another former employee and the former employee’s affiliates entered into a lock-up/leak out agreement with respect to their remaining common shares.
     Burnham Hill Partners, a division Pali Capital, Inc. (“BHP”) acted as the Company’s placement agent in connection with the transactions described above. A cash fee equal to 10% of the gross proceeds received by the Company in connection with the sale of the Series D Stock and Warrants was paid to BHP and a sub-placement agent. Further BHP and its registered assigns were issued five year warrants equal to 10% of the common shares issuable upon conversion of the Series D exercisable at the Series D conversion price. BHP was not paid a fee in connection with the sale of the $6,130,000 of common stock and was not issued warrants in connection with exchange of the Series B and Series C Preferred into Series D.
     The securities issued in connection with each of the above transactions were issued in private transactions, in reliance on an exemption from registration under Sections 4(1) and 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, because each offering was a non-public offering to accredited investors.

     The foregoing description is not a description of all of the material terms of the transaction. You should read the documents that are attached as exhibits to this report for a more complete understanding of the transaction.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Please see the Company’s response to Item 1.01.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Please see the Company’s response to Item 1.01.
     Upon Mr. Kruger’s resignation as Chairman and Chief Executive Officer, Mr. Tom Deery, the Company’s current President, was appointed acting Chief Executive Officer. From November 2002 until joining the Company, Mr. Deery was the Senior Vice President, Motorsports for Rand Sports and Entertainment Insurance. From March 2001 to November 2002, Mr. Deery was founder and President of Deery Sports Management, a national motorsports consulting and management firm. From 1996 until forming Deery Sports Management, Mr. Deery served as Vice President of NASCAR weekly series and regional touring. Mr. Deery has a deep background in facility management and ownership. Mr Deery holds a Bachelors of Science degree in Business and Economics from the University of Wisconsin - Platteville.
     There are no family relationships among Mr. Deery and our our current officers or directors. Other than the employment agreements entered into by Mr. Deery when he became our President, Mr. Deery did not have had a direct or indirect material interest in any transaction with the Company occurring during the last two years.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
     The following is a list of exhibits filed as part of this Current Report on Form 8-K:
4.1	Form of Series D Convertible Preferred Stock Purchase Agreement, dated as of May 16, 2006, by and among Dirt Motor Sports, Inc., a Delaware corporation, and the purchasers set forth therein.

4.2	Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock.

4.3	Form of Series D Warrant.

4.4	Form of Series B Convertible Preferred Exchange Agreement, dated as of May 16, 2006, by and among Dirt Motor Sports, Inc., a Delaware corporation, and the holders set forth therein.

4.5	Form of Series C Convertible Preferred Exchange Agreement, dated as of May 16, 2006, by and among Dirt Motor Sports, Inc., a Delaware corporation, and the holders set forth therein.

4.6	Form of Warrant Exchange Agreement dated as of May 16, 2006, by and among Dirt Motor Sports, Inc., a Delaware corporation, North Sound Legacy Institutional Fund LLC, a Delaware limited liability company, and North Sound Legacy International Fund Ltd, a British Virgin Islands corporation.

4.7	Form of Warrant Exchange Agreement dated as of May 16, 2006, by and among Dirt Motor Sports, Inc., a Delaware corporation, and Royal Bank of Canada.

4.8	Form of Registration Rights Agreement dated as of May 16, 2006.

4.9	Form of Mutual Release Agreement, dated as of May 19, 2006, by and between Dirt Motor Sports, Inc., a Delaware corporation, and Mr. Paul A. Kruger.

4.10	Form of Lock-Up by between Dirt Motor Sports, Inc., a Delaware corporation and Paul A. Kruger.

99	Press Release dated May 19, 2006.

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: May 23, 2006	DIRT MOTOR SPORTS, INC.
	By:	/s/ Brian Carter
	Name:	Brian Carter
	Title:	Executive Vice President and CFO